QuickLinks -- Click here to rapidly navigate through this document

Exhibit 3.6

        LIBRO NUMERO SEIS DE ACTAS Y POLIZAS.

        ACTA NUMERO OCHO MIL SEISCIENTOS SESENTA Y NUEVE.

        En la Ciudad de México, Distrito Federal, a veintitrés de diciembre de dos mil tres.

        Yo, Licenciado JUAN MARTIN ALVAREZ MORENO, Titular de la Correduría Pública número Cuarenta y Seis del Distrito Federal, hago constar:

        Que en esta fecha comparece ante mí el señor Licenciado JOSE MANUEL MUÑOZ ARTEAGA, quien me solicita certifique la agrupación de los estatutos sociales de "TRANSPORTES MARITIMOS MEXICO", SOCIEDAD ANONIMA, acto que realizo en los términos siguientes:

ANTECEDENTES:

        I.- Por escritura pública número dieciséis mil ochocientos sesenta y dos, de fecha veinte de septiembre de mil novecientos setenta y seis, otorgada ante la fe del licenciado Miguel Limón Díaz, Notario Público número Noventa y Siete del Distrito Federal, cuyo primer testimonio quedó inscrito en el Registro Público de Comercio de esta ciudad, bajo el número trescientos cincuenta y seis, a fojas trescientos setenta, volumen novecientos noventa y ocho, libro tercero, el día veinticinco de octubre de mil novecientos setenta y seis y en el Registro Público Marítimo Nacional, bajo el folio marítimo número trescientos tres, del Ramo de Empresas Partido número cuatrocientos cuarenta y cuatro, el día diez de febrero de mil novecientos ochenta y dos, se constituyó la sociedad "TRANSPORTES MARITIMOS MEXICO", SOCIEDAD ANONIMA, con cláusula de exclusión de extranjeros, domicilio en la Ciudad de México, Distrito Federal, duración de noventa y nueve años, el capital de la sociedad es de Cuarenta Millones de Pesos, Moneda Nacional (actualmente Cuarenta Mil Pesos, Moneda Nacional), cuyo objeto social preponderante es fabricar, armar, aparejar y reparar por cuenta propia o ajena, en la República Mexicana como en el extranjero, toda clase de embarcaciones.

        II.- Mediante escritura pública número dieciocho mil doscientos setenta y cinco, de fecha veintiséis de junio de mil novecientos setenta y ocho, otorgada ante la fe del mismo Notario Público que la anterior, cuyo primer testimonio quedó inscrito en el Registro Público de la Propiedad del Distrito Federal, Sección de Comercio, bajo el número doscientos sesenta y uno, a fojas doscientas veintinueve, del volumen mil setenta y tres, libro tercero, se protocolizó el Acta de la Asamblea General Extraordinaria de Accionistas de la sociedad denominada "TRANSPORTES MARITIMOS MEXICO", SOCIEDAD ANONIMA, celebrada el cinco de octubre de mil novecientos setenta y siete, en la que entre otros acuerdos se resolvió reformar la cláusula Decimaprimera de los estatutos sociales.

        III.- Por escritura pública número sesenta y seis mil doscientos noventa y ocho, de fecha doce de agosto de mil novecientos noventa y nueve, otorgada ante la fe del Licenciado Heriberto Román Talavera, Notario Público número Sesenta y Dos del Distrito Federal, se protocolizó el Acta de la Asamblea General Extraordinaria de Accionistas de la sociedad denominada "TRANSPORTES MARITIMOS MEXICO", SOCIEDAD ANONIMA, celebrada el quince de enero de mil novecientos noventa y nueve, en la que entre otros acuerdos se aprobó la fusión de la sociedad mencionada en su carácter de sociedad FUSIONANTE con las sociedades denominadas AYA LTD., MEXMARINE LTD., CASTOR INTERNATIONAL, LTD., TULA NAVIGATION LIMITED, HALLEY SHIPPING, LTD., e HIPOCAMPO, SOCIEDAD ANONIMA, todas con carácter de FUSIONADAS.

        IV.- Mediante escritura pública número sesenta y seis mil doscientos noventa y nueve, de fecha doce de agosto de mil novecientos noventa y nueve, otorgada ante la fe del mismo Notario Público que la anterior, se protocolizó el Convenio de Fusión de fecha quince de enero de mil novecientos noventa y nueve, que otorgan "TRANSPORTES MARITIMOS MEXICO", SOCIEDAD ANONIMA, como FUSIONANTE con las sociedades denominadas AYA LTD., MEXMARINE LTD., CASTOR INTERNATIONAL, LTD., TULA NAVIGATION LIMITED, HALLEY SHIPPING, LTD., e HIPOCAMPO, SOCIEDAD ANONIMA, como FUSIONADAS.

        V.- Por póliza número dos mil novecientos setenta y cuatro, de fecha treinta de mayo de dos mil, otorgada ante la fe del suscrito Corredor Público, cuyo primer original quedó inscrito en el Registro Público de Comercio del Distrito Federal, bajo los folios mercantiles números ciento setenta y siete mil quinientos treinta y cuatro, y veintidós mil cuatrocientos treinta y tres, el día veinte de junio de dos mil, se formalizaron las Actas de Asambleas Generales Extraordinarias de Accionistas celebradas el día treinta y uno de diciembre de mil novecientos noventa y uno, de las sociedades denominadas "TRANSPORTES MARITIMOS MEXICO", SOCIEDAD ANONIMA, como sociedad FUSIONANTE, con "TRANSPORTES PETROLEROS MEXICANOS", SOCIEDAD ANONIMA DE CAPITAL VARIABLE, como sociedad FUSIONADA; asimismo se aprobó el aumento al capital social de la sociedad y en consecuencia se modificó la cláusula Sexta de los estatutos sociales de la sociedad FUSIONANTE.

        VI.- Con póliza número seis mil quinientos setenta, de fecha dos de octubre de dos mil dos, otorgada ante la fe del suscrito Corredor Público, cuyo primer original quedó inscrito en el Registro Público de Comercio del Distrito Federal, bajo los folios mercantiles números veintidós mil cuatrocientos treinta y tres, y ciento treinta y tres mil trescientos veinticuatro, el día diecisiete de octubre de dos mil dos, se formalizaron las Actas de Asambleas Generales Extraordinarias de Accionistas celebradas el día primero de agosto de dos mil dos, de las sociedades denominadas "TRANSPORTES MARITIMOS MEXICO", SOCIEDAD ANONIMA, como sociedad FUSIONANTE con "SERVICIOS TRANSTER", SOCIEDAD ANONIMA DE CAPITAL VARIABLE, como sociedad FUSIONADA; así como el aumento de capital de la sociedad Fusionante, reformándose en consecuencia la cláusula Sexta de sus estatutos sociales.

        VII.- Con póliza número ocho mil seiscientos cincuenta y tres, de fecha veintidós de diciembre de dos mil tres, otorgada ante la fe del suscrito Corredor Público, pendiente de inscripción en el Registro Público de Comercio de esta ciudad por lo reciente de su otorgamiento, se formalizó un Acta de Asamblea General Extraordinaria de Accionistas de la sociedad denominada "SERVICIOS EN PUERTOS Y TERMINALES", SOCIEDAD ANONIMA DE CAPITAL VARIABLE, celebrada el día diecinueve de diciembre de dos mil tres, en la cual entre otros acuerdos se aumentó el objeto social y se aprobó la cláusula de admisión de extranjeros y en consecuencia se reforman de las cláusulas Cuarta y Quinta de los estatutos sociales de la Sociedad.

        A continuación transcribo el texto de los Estatutos Sociales vigentes de "TRANSPORTES MARITIMOS MEXICO", SOCIEDAD ANONIMA, los cuales son del tenor literal siguiente:

ESTATUTOS SOCIALES
CLAUSULAS:

        PRIMERA.-La sociedad se denominará TRANSPORTES MARITIMOS MEXICO. Esta denominación irá siempre seguida de las palabras SOCIEDAD ANONIMA o de su abreviatura S.A.

        SEGUNDA:-La duración de la sociedad será de NOVENTA Y NUEVE AÑOS, contados a partir de la fecha de la firma de esta escritura.

        TERCERA:-El domicilio de la sociedad será esta ciudad de México, Distrito Federal, pero podrá establecer sucursales o agencias en cualquiera otra parte de la República Mexicana o del extranjero.

        CUARTA:-La sociedad tendrá por objeto:

          a).-  Fabricar, armar, aparejar y reparar por cuenta propia o ajena, en la República Mexicana como en el extranjero, toda clase embarcaciones;

          b).-  Establecer y explotar servicio de navegación para el transporte de carga y pasaje, dentro y fuera de la República Mexicana;

          c).-  Construir, instalar y mantener tanto en la República Mexicana como en el extranjero por cuenta propia o ajena, muelles, diques, talleres de reparación de servicios de señales, estaciones metereológicas y sus respectivos equipos, así como todos los servicios que les sean conexos;

          d).-  Comprar o en cualquier otra forma adquirir y vender o en cualquiera otra forma traspasar, por cuenta propia o ajena, toda clase de embarcaciones o cualesquiera otras máquinas o aparatos para la transportación marítima, así como sus motores, refacciones, combustibles, lubricantes;

          e).-  Instalar y mantener sistemas de comunicación por radio, telégrafo, teléfono o cualquier otro medio para el uso de los negocios sociales;

          f).-   El ejercicio del comercio interior y exterior de toda clase de mercancías;

          g).-  Celebrar contratos de sociedad o de asociación con personas físicas o jurídicas que tengan objetos iguales o semejantes a los anteriormente señalados;

          h).-  Otorgar o suscribir todo género de garantías o avales;

          i).-   Adquirir en propiedad, tomar en arrendamiento, poseer o administrar los bienes muebles e inmuebles urbanos que permitan las leyes de la República Mexicana o de otros países, de acuerdo con los requisitos que las mismas exijan que sean necesarios para los fines anteriores, en la inteligencia de que ningún caso podrá adquirir, poseer o administrar bienes inmuebles con fines agrícolas;

          j).-   En general, celebrar los contratos, ejecutar los actos y firmar los documentos que sean necesarios para realizar plenamente los objetos anteriores.

          k).-  El otorgamiento de toda clase de garantías, reales o personales, para garantizar obligaciones o instrumentos de deuda propios o a cargo de terceros.

        QUINTA.-La Sociedad es mexicana. Los socios extranjeros, actuales o futuros, aceptan, convienen y se obligan expresamente frente al gobierno Mexicano, por conducto de la Secretaría de Relaciones Exteriores, a considerarse como nacionales respecto de (I) las acciones, partes sociales o derechos de la Sociedad que adquieran o de que sean titulares, (II) los bienes, derechos, concesiones, participación o intereses de que sea titular la Sociedad, y (III) los derechos y obligaciones que deriven de los contratos y actos jurídicos en que sea parte de la propia Sociedad, y a no invocar, por lo mismo, la protección de sus gobiernos bajo la pena, en caso contrario, de perder en beneficio de la Nación Mexicana los derechos y bienes que hubieren adquirido. En el entendido, de que por lo menos el cincuenta y un por ciento (51%) del capital social de la Sociedad deberá estar suscrito por personas o inversionistas de nacionalidad mexicana o sociedades con mayoría de capital mexicano.

        SEXTA.-El capital social de la Sociedad es la cantidad de $15'266,275.00 (QUINCE MILLONES DOSCIENTOS SESENTA Y SEIS MIL DOSCIENTOS SETENTA Y CINCO PESOS 00/100 M.N.), representado por 15,316 acciones nominativas, comunes, sin expresión de valor nominal cada una.

        SEPTIMA:-Todas las acciones confieren iguales derechos a sus tenedores, pudiendo estar representadas por títulos que amparen una o más. Tanto los títulos definitivos de las acciones como los certificados provisionales en su caso, llevarán la firma autógrafa del presidente y del vocal-tesorero del consejo de administración o la del administrador general en su caso y contendrán en su redacción los requisitos enumerados por el artículo ciento veinticinco de la Ley General de Sociedades Mercantiles, así como el convenio que se consigna en la cláusula quinta anterior.

        OCTAVA:-La sociedad será administrada por un consejo de administración o por un administrador general, según lo acuerde la asamblea general de accionistas.

        Para el caso de que la administración de la sociedad quede a cargo de un consejo, éste será integrado por los miembros propietarios que designe la asamblea en número no menor de tres ni mayor de siete, con las designaciones de presidente, secretario, tesorero y vocales, pudiendo designar el número de consejeros suplentes que se crea necesario.

        Tanto los miembros del consejo de administración como el administrador general, según el caso, podrán ser o no accionistas; pero siempre serán de nacionalidad mexicana, debiendo ser designados a mayoría de votos por la asamblea general y durando en funciones hasta en tanto no les sean revocados sus nombramientos y los nuevamente designados tomen posesión de sus cargos. Cuando los consejeros sean tres o más, la minoría de accionistas que represente un veinticinco por ciento del capital social, tendrá derecho a nombrar cuando menos un consejero.

        NOVENA:-En el caso de que la sociedad esté administrada por un consejo, éste funcionará válidamente con la asistencia de la mayoría de sus miembros, tomándose sus resoluciones a mayoría de votos de todos los presentes y gozando el presidente, para el caso de empate, de voto de calidad.

        DECIMA:-El consejo de administración o el administrador general gozarán de las facultades generales y aún las especiales que requieran cláusula especial conforme a la ley, para pleitos y cobranzas, actos de administración y de dominio, en los términos del artículo dos mil quinientos cincuenta y cuatro del Código Civil para el Distrito Federal, así como para suscribir títulos de crédito, atento lo dispuesto por el artículo nueve de la Ley General de Títulos y Operaciones de Crédito. Gozará además dicho consejo de administración o el administrador general de las facultades necesarias para absolver posiciones, desistirse aún del juicio de amparo, presentar y ratificar querellas criminales y otorgar el correspondiente perdón, constituirse en parte civil y en coadyuvante del Ministerio Público, así como para otorgar y revocar poderes generales y especiales.

        DECIMAPRIMERA:-Además del consejo de administración o del administrador general, podrá haber uno o más gerentes o subgerentes que fuere necesario designar, quienes podrán ser o no accionistas y ser nombrados por el consejo de administración o por el administrador general en su caso, durando en funciones hasta en tanto no les sean revocados sus nombramientos. El o los gerentes y subgerentes que fueren designados, gozarán de las facultades y obligaciones que se les asigne al momento de su nombramiento.

        DECIMASEGUNDA:-La vigilancia de la sociedad estará a cargo de un comisario, quien podrá ser o no accionista, debiendo ser designado a mayoría de votos por la asamblea general de accionistas, durando en funciones hasta en tanto no le sea revocado su nombramiento. Sus facultades y obligaciones serán las que fija la Ley General de Sociedades Mercantiles.

        DECIMATERCERA:-Los miembros del consejo de administración o el administrador general, así como el o los gerentes y el comisario, garantizarán su manejo con el depósito en la sociedad de una acción o su valor nominal de dinero en efectivo o mediante fianza por igual suma de compañía debidamente autorizada; cauciones que podrán ser ampliadas al efectuarse los nombramientos respectivos y serán canceladas y devueltas una vez que hayan sido aprobadas las cuentas correspondientes al período de sus encargos.

        DECIMACUARTA:-La asamblea general de accionistas es el órgano supremo de la voluntad social, pudiendo ser ordinarias o extraordinarias. Las ordinarias que deberán reunirse por lo menos una vez al año dentro de los cuatro meses siguientes a la terminación de cada ejercicio social, serán aquellas que tengan por objeto tratar cualesquiera de los asuntos mencionados en el artículo ciento ochenta y uno de la Ley General de Sociedades Mercantiles. Las asambleas extraordinarias serán aquellas que se reúnan para tratar cualquiera de los asuntos a que se refiere el artículo ciento ochenta y dos de la misma ley.

        DECIMAQUINTA:-Las asambleas serán convocadas por el consejo de administración o por el administrador general, según el caso y en su defecto, por el comisario o por la autoridad judicial,

mediante la publicación de un aviso en el Diario Oficial de la Federación o en alguno de los periódicos de mayor circulación en el domicilio de la sociedad, con una anticipación no menor de quince días a la fecha señalada para su celebración, debiendo contener tal convocatoria la orden del día y ser firmada por quien la haga.

        DECIMASEXTA:-Para que una asamblea se considere legalmente instalada en virtud de primera convocatoria, deberá estar representada en ella cuando menos el cincuenta por ciento del capital social, si se tratare de una ordinaria, tomándose las determinaciones a mayoría de votos.

        Si se tratare de una asamblea extraordinaria deberá estar representado en ella cuando menos el setenta y cinco por ciento del capital social, tomándose las determinaciones por el voto favorable de accionistas que representen cuando menos el cincuenta por ciento de dicho capital.

        Si las anteriores proporciones no pudieran lograrse en la primera reunión se hará una segunda convocatoria con expresión de dicha circunstancia y las decisiones serán válidamente tomadas a mayoría de votos, cualquiera que sea la proporción del capital representado en la asamblea, si ésta fuere ordinaria y tratándose de una extraordinaria por el voto favorable siempre de acciones que representen cuando menos el cincuenta por ciento del capital social.

        DECIMASEPTIMA:-Cuando en una reunión se encuentren representadas todas las acciones en que se divide el capital social se podrá celebrar la asamblea general de accionistas, ya sea ordinaria o extraordinaria, aunque no se haya publicado la convocatoria respectiva.

        DECIMAOCTAVA:-Los socios gozarán de un voto por cada acción de que sean tenedores, pudiendo hacerse representar en las asambleas mediante apoderado constituído (así) bastando para ello una simple carta poder. El administrador general, los miembros del consejo de administración, el comisario y los gerentes que se nombraren no podrán representar a los accionistas en las asambleas.

        DECIMANOVENA:-Los ejercicios sociales serán de un año, contado del primero de enero al treinta y uno de diciembre de cada año.

        Por excepción el primer ejercicio se contará a partir de la fecha de firma de esta escritura y concluirá el treinta y uno de diciembre del año en curso.

        VIGESIMA:-Cada año al día treinta y uno de diciembre se practicará un balance general y las utilidades líquidas que arroje una vez deducidos todos los gastos, las depreciaciones, amortizaciones y castigos sobre el activo de la sociedad, las depreciaciones específicamente reservadas con cargo a los gastos de operaciones, siempre que no constituyan separaciones o segregaciones de utilidades, y las reservas o previsiones para el pago del Impuesto Sobre la Renta y cualquier otro que se devengue por los resultados del ejercicio, serán distribuídos (así) después de que el balance general haya sido aprobado por la asamblea general de accionistas en la forma siguiente:

        I.-Cinco por ciento como mínimo y a juicio de la asamblea el máximo para formar el fondo de reserva de ley hasta que el mismo alcance por lo menos, la quinta parte del capital social.

        II.-El tanto por ciento que fije la propia asamblea para constituir otros fondos especiales de reserva, de previsión o de reinversión, que acuerde la asamblea misma.

        III.-El remanente podrá distribuirse a título de dividendo entre todos los accionistas en proporción al número de acciones que cada uno posea.

        En caso de que exista un déficit, resultante de operaciones de ejercicios anteriores, las utilidades que se obtengan serán aplicadas a amortizar dicho déficit, hasta que desaparezca totalmente, antes de efectuar ninguna de las distribuciones que establece esta cláusula.

        VIGESIMAPRIMERA:-Los accionistas serán responsables de las pérdidas únicamente hasta por el monto de sus respectivas acciones.

        VIGESIMASEGUNDA:-Los socios fundadores no se reservan participación especial alguna en las utilidades.

        VIGESIMATERCERA:-La sociedad se disolverá anticipadamente en cualquiera de los casos previstos por las fracciones de las dos a las cinco del artículo doscientos veintinueve de la Ley General de Sociedades Mercantiles.

        VIGESIMACUARTA:-La asamblea que decrete la disolución de la sociedad procederá al nombramiento de uno o varios liquidadores, quienes llevarán a cabo la liquidación de la misma con la suma de facultades y obligaciones que la ley determina a los de su clase o que la asamblea acuerde.

        VIGESIMAQUINTA:-De conformidad con lo dispuesto por el artículo sexto de la citada Ley General de Sociedades Mercantiles, las disposiciones que se consignan en la presente escritura constituyen los estatutos de la sociedad.

        VIGESIMASEXTA:-Para todo lo que no esté previsto en esta escritura, los otorgantes se someten a las disposiciones de la misma Ley General de Sociedades Mercantiles y para la ejecución, cumplimiento e interpretación del presente instrumento, se someten a los tribunales del Partido Judicial del Distrito Federal, con renuncia al fuero de cualquier otro domicilio que tengan o que en lo futuro adquieran."

YO, EL CORREDOR PUBLICO, CERTIFICO Y DOY FE:

        I.- Que lo inserto y relacionado concuerda fielmente con sus originales de referencia que tuve a la vista.

        II.- Que con fundamento en la fracción cuatro (romano) del artículo quince de la Ley Federal de Correduría Pública, el solicitante a mi juicio tiene capacidad legal, para contratar y obligarse, y lo orienté acerca del valor y consecuencias legales del presente acto, no encontrando en él manifestaciones evidentes de incapacidad natural y/o legal, y sin tener noticias de que se encuentre sujeto a interdicción.

        III.- Que el solicitante advertido de las penas en que incurren quienes declaran con falsedad ante Fedatario Público, por sus generales manifestó ser:

        JOSE MANUEL MUÑOZ ARTEAGA, mexicano, originario de México, Distrito Federal, lugar donde nació el día dos de noviembre de mil novecientos sesenta, casado, Abogado, con domicilio en Avenida de la Cúspide número cuatro mil setecientos cincuenta y cinco, colonia Parques del Pedregal, código postal catorce mil diez, Delegación Tlalpan, en esta ciudad.

        IV.- Que con fundamento en el artículo treinta y dos, fracción seis (romano) del Reglamento de la Ley Federal de Correduría Pública, el compareciente no se identificó ante mí, en virtud de conocerlo personalmente.

        V.- Que para constancia levanté la presente acta el mismo día de su fecha.

        Expido la presente certificación para "TRANSPORTES MARITIMOS MEXICO", SOCIEDAD ANONIMA, va en doce páginas útiles.

FIRMAS:

        JOSE MANUEL MUÑOZ ARTEAGA        RUBRICA.

        JUAN MARTIN ALVAREZ MORENO, TITULAR DE LA CORREDURIA PUBLICA NUMERO CUARENTA Y SEIS DEL DISTRITO FEDERAL.

        RUBRICA.        EL SELLO DE AUTORIZAR.

        MEXICO, DISTRITO FEDERAL, A LOS VEINTITRES DIAS DEL MES DE DICIEMBRE DE DOS MIL TRES.

DOY FE.

JMAM'ag*

DOY FE.

POR: "TRANSPORTES MARITIMOS MEXICO", SOCIEDAD ANONIMA

JOSE MANUEL MUÑOZ ARTEAGA

JUAN MARTIN ALVAREZ MORENO TITULAR DE LA CORREDURIA PUBLICA NUMERO CUARENTA Y SEIS DEL DISTRITO FEDERAL

CERTIFICACION

ACTA No 8669

FECHA: 23 DE DICIEMBRE DE 2003.

        DE LA AGRUPACION DE LOS ESTATUTOS SOCIALES DE LA EMPRESA DENOMINADA "TRANSPORTES MARITIMOS MEXICO", SOCIEDAD ANONIMA, QUE REALIZO A SOLICITUD DEL SEÑOR LICENCIADO JOSE MANUEL MUÑOZ ARTEAGA.

TRANSPORTES MARITIMOS MEXICO, S.A.

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - BY-LAWS - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

- - - - CLAUSES: - - - -- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -- - - - - - - - - - - - - - - - - - - - - - - - - -

- - - - ONE.-The corporate name is TRANSPORTES MARITIMOS MEXICO, to be followed by the words “SOCIEDAD ANÓNIMA” or its abbreviation by initials “S.A.”- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

- - - - TWO:-The duration of the corporation is NINETY NINE YEARS, as of the execution date hereof.

- - - - THREE:- The corporate address is Mexico City, Federal District, but the corporation may establish any branches or agencies within the Mexican Republic or abroad. - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

- - - - FOUR:-The corporate purposes of the corporation are: - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

- - - - a).- To manufacture, assemble and repair by itself or through third parties all kind of ships in the Mexican Republic; - - - -  - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

- - - - b).-To establish and use navigation services for cargo and passengers transportations in the Mexican Republic and abroad; - - -  - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

- - - - c).-To build, install and maintain, both in the Mexican Republic and abroad, by itself or through third parties, piers, dikes, signaling services repairing shops,  meteorology stations and corresponding equipment, as web as any other related services; - - - - -  - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

- - - - d).- To purchase or otherwise acquire and sell, or otherwise transfer, by itself or through third parties any kind of ships or any other machines or apparatus for maritime transportation, as well as motors, spare parts, fuel and lubricants thereof; - - - - - - -  - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

- - - - e).- To install and maintain, radio, telegraph, telephone communication systems, or other communication means to be used in connection with the corporation business; - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

- - - - f).-Local and international trade of any kind of goods; - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

- - - - g).- To enter into any agreements for the incorporation of corporations or partnerships with individuals or corporations having same or similar corporate purposes as the above cited; - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

- - - - h).- To grant or subscribe all kind of securities or guarantees; - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

- - - - i).- To own, lease, possess or administer urban real state property as permitted by the laws of the Mexican Republic or abroad, according to the requirements of such laws, necessary to comply with its corporate purposes, provided that in no case it may purchase, own or administer real property for agricultural purposes; - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

- - - - j).- In general, to enter into agreements, carry out any acts and grant documents necessary to fully comply with such corporate purposes. - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

- - - - k).- To grant any kind of security interest in personal or real property to guarantee any liabilities or debt instruments of itself or of third parties. - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

- - - - FIVE.-The Corporation is Mexican. Any present or future foreign shareholders of the Corporation agree with the Secretaría de Relaciones Exteriores <Ministry of Foreign Affairs> to be deemed as national as to: (I) Any shares acquired in the Corporation; (II) Any property, rights, concessions, equity or interests owned by the Corporation; and (III) Any rights and obligations derived from agreements and legal actions where the Corporation is a party, and Not to invoke their government protection subject to the loss to the benefit of Mexican Nation of any rights and property acquired. Provided that, at least fifty one percent (51%) of capital stock of the Corporation is subscribed by individuals or investors of Mexican nationality and Mexican capital representing majority. - - - - - - -

- - - - SIX. The capital stock is FIFTEEN MILLION TWO HUNDRED SIXTY SIX THOUSAND TWO HUNDRED SEVENTY FIVE MEXICAN PESOS (Mex$15’266,275.00), represented by 15,316 nominative common shares, no-par value, each. - - - - - - -

- - - - SEVEN:-All shares confer identical rights to holders, and certificate of shares may represent one or more share.  The certificates of shares and scrips, if any, shall be signed by the chairman and treasurer of the board of directors or by the sole administrator, if any, and shall include the text referred to in article one hundred twenty five of the Ley General de Sociedades Mercantiles <General Business Corporations Law>, as well as the provisions of section five above. - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

- - - - EIGHT:- The business and affairs of the Corporation will be managed by the Board of Directors or by the Sole administration, as determined by the general meeting of shareholders.. - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

- - - - If the corporation is to be administered by the board of directors, is shall be comprised of the regular members to be designated by the Meeting, in the number not less than three nor more than seven, as Chairman, Secretary Treasurer and Directors, and the number of alternate members as they may deem necessary. - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

- - - - The members of the Board of Directors and the sole administrator, if any, need not to be shareholders, but must be of

1

Mexican nationality, to be designated by majority votes of the General Ordinary Meeting of Shareholders, for a term to elapse until their successors are designated and qualified. In the event of three or more directors, the minority shareholders representing twenty five percent of capital stock shall be entitled to designate at least one director. - - - - - - - - - - - - - - - - - - - - - - -

- - - - NINE:- The meetings of the Board of Directors shall be valid if majority of members is present thereat, and their resolutions will be adopted by majority vote of those present, but the Chairman shall have the casting vote to break a tie. - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

- - - - TEN:- The Board of Directors or Sole Administrator, if any, shall have all general and special powers to be set forth under law for a general power of attorney for lawsuits and collections, for acts of administrations and acts of domain, according to the provisions of articles two thousand five hundred fifty four and two thousand five hundred eighty seven of the Civil Code for the Federal District, and relative provisions of the Civil Codes of the states of the Mexican Republic, and to subscribe negotiable instruments, according to provisions of article nine of the Ley General de Títulos y Operaciones de Crédito <General Negotiable Instruments and Credit Operations Law>.  Likewise, the board of directors or sole administrator shall have necessary powers to answer and make interrogatories, to withdraw amparo proceeding, file criminal complaints and submit accusation, grant pardons, act as a co-party of the Attorney General, as well as power to grant and revoke general and special powers of attorney. - - - - - - - - - - - - -  - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

- - - - ELEVEN:- Besides the Board of Directors or Sole Administrator, one or more deputy directors and one or more managers or general or special deputy managers that may be designated, who not need to be shareholders and must be designated by general meeting of shareholders, by the board of directors of by the sole administrator, if any, and those officers shall hold their office until they are revoked.  These officers must be of Mexican nationality, and shall have the powers and obligations conferred upon them at the time of their appointment. - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

- - - - TWELVE:- The surveillance of the Corporation will be in charge of one Statutory Auditor who not need to be a shareholder of the corporation, and shall be designated by majority of votes at the general ordinary meeting of shareholders for one year, and this officer shall continue until such designation is revoked.  The powers and obligations of this officer shall be according to the provisions of the General Business Corporations Law. - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

- - - - THIRTEEN:-The members of the board of directors or the sole administration, as well as managers and statutory auditor, hereby guarantee faithful performance of their duties, by means of the deposit at the corporation of one share or its corresponding par value in cash, or by a bond for the same amount, granted by an authorized company; these guarantees may be extended at the time of appointment of such officers, and shall be canceled and returned once the corresponding accounts have been authorized for the term of their respective position. - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

- - - - FOURTEEN:-The general meeting of shareholders may be ordinary or extraordinary.  The General Ordinary Meeting shall be held at least once in a year, within four months following the closing of fiscal year, and shall transact the business referred to in article one hundred eighty one of the General Business Corporations Law. The Extraordinary Meetings may be held to transact the business referred to by article one hundred eighty two of such law.

- - - - FIFTEEN:-The meetings shall be called by the board of directors of sole administrator, if any, and in the absence of such officers, by the statutory auditor or by the competent judicial authority, and shall be published in the Official Gazette of the Federation or in one major circulation newspaper of the corporate address of the Corporation, at least fifteen shall elapse between the publication date and the date fixed to hold the Meeting, and such notice of meeting shall contain the Agenda and will be signed by the individual who is calling the meeting. - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

- - - - SIXTEEN:- An original Ordinary Meeting of Shareholders shall be valid if at least fifty percent of capital stock is represented thereat, and any resolutions shall be adopted by majority vote. - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

- - - - An original Extraordinary Meeting of Shareholders shall be valid if at least seventy five percent of capital stock is represented thereat, and any resolutions shall be adopted by affirmative vote of shares representing at least fifty percent of capital stock.             - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

- - - - In the event of any adjourned Ordinary Meeting, all resolutions shall be adopted by majority votes, whatever the number of shares represented thereat, and in the event of extraordinary meeting, all resolutions shall be adopted by affirmative vote of shares representing at least fifty percent of capital stock. - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

- - - - SEVENTEEN:- In the event of Meetings whereat all shares of capital stock are represented thereat, a general meeting of shareholders wither ordinary or extraordinary, may be held without prior notice of meeting. -

- - - - EIGHTEEN:-The members of the corporation shall be entitled to one vote per share they hold, and may attend the meeting by proxy designated in writing.  The sole administrator, members of the board of directors, statutory auditor and managers appointed, may not represent the shareholders at the Meeting. - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

- - - - NINETEEN:-The fiscal year shall be from January one to December thirty one of each year.

- - - - Only the first fiscal year shall be from the execution date hereof to December thirty one of the corresponding year.

- - - - TWENTY:- On December thirty one of each year, the balance sheets shall be prepared, and any profits

2

arising after deduction of expenses, depreciations, amortizations and charges against assets of the corporation, depreciations specifically reserved against operative expenses, except as those destined to separations or profits reserves, and reserves or previsions for Income Tax payment, or any other tax arising from the results for such year, shall be shall be distributed as follows:- - - - - -  - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

- - - - I.-Five percent to be set apart to create the reserve fund, until such reserve is in the amount of at least equal to one fifth of capital stock.- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

- - - - II.- Any percentage as Meeting may determine to be applied to other reserve funds, prevision funds and other special purposes, shall be set apart.- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

- - - - III.- The remaining shall be distributed as dividends to shareholders, in proportion of the number of shares they hold.- - - - -

- - - - In the event of deficit resulting from transactions carried out in previous years, profits obtained shall be applied for amortization of such deficit, until it is completely erased, before any distribution as provided for hereof.- - - - - - - - - - - - - - - -

- - - - TWENTY ONE:-Shareholders shall be responsible of losses as of the amount of the shares they hold.

- - - - TWENTY TWO:- Grantors do not reserve for themselves the right to profit sharing due to their capacity as incorporators.- - -

- - - - TWENTY THREE:- The corporation shall be dissolved if any of the events provided for in sections two to five of article two hundred twenty nine of the General Business Corporations Law occur.- - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

- - - - TWENTY FOUR:-The Meeting resolving about the dissolution of the corporation, shall designate one or more liquidators, who shall carry out such liquidation having all powers and obligations as provided for by law, or as the Meeting may determine.- - - -  - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

- - - - TWENTY FIVE:-According to the provisions of article six of the General Business Corporations Law, the provisions stated hereof represent the By-Laws of the corporation.- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

- - - - TWENTY SIX: As to anything not provided for in this Notarial Instrument, the grantors hereby agree to be subject to the provisions of the General Business Corporations Law, and for the execution, compliance and construction hereof, they agree to be subject to the jurisdiction of the Courts of the Federal District, and therefore waiving to any other jurisdiction they may be entitled to due to their present or future address.”- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

3

QuickLinks

  Exhibit 3.6